       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1997
                      REGISTRATION STATEMENT NO. _______________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                            ------------------------------

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------------
                                 BARNETT BANKS, INC.
                (Exact name of Registrant as specified in its charter)

         FLORIDA                                      59-0560515
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

                                50 NORTH LAURA STREET
                             JACKSONVILLE, FLORIDA 32202
                                    (904) 791-7720

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          BARNETT EMPLOYEE STOCK OPTION PLAN
                            ------------------------------
                                 (Full title of Plan)

                                   CHARLES E. RICE
                                     CHAIRMAN AND
                               CHIEF EXECUTIVE OFFICER
                                 BARNETT BANKS, INC.
                                50 NORTH LAURA STREET
                             JACKSONVILLE, FLORIDA 32202
                                    (904) 791-7720

              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                            ------------------------------
                                      Copies to:
                               HALCYON E. SKINNER, ESQ.
                             MAHONEY ADAMS & CRISER, P.A.
                                50 NORTH LAURA STREET
                             JACKSONVILLE, FLORIDA  32202

                           CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
 Title of Securities To Be   Amount to Be Registered    Proposed Maximum Aggregate    Proposed Maximum       Amount of
 Registered                                             Offering Price Per Unit *     Aggregate Offering     Registration Fee *
                                                                                      Price *
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value        5,000,000 Shares                $41.07                   $205,350,000           $62,227.27
 $2.00 per share (including
 preferred stock purchase
 rights) **
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The registration fee is based on the average of the high and low prices for Barnett Banks, Inc. ("Barnett" or the "Company") Common Stock (the "Common Stock") reported on the New York Stock Exchange on January 8, 1997.
** There is also being registered hereunder associated rights to purchase shares of Barnett Banks, Inc.'s Junior Participating Preferred Stock, par value $0.10 per share, which rights are (a) not currently exercisable and
    (b) not currently separable from shares of Common Stock. In addition, this Registration Statement includes such indeterminate number of shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Company hereby incorporates by reference into this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission (the "Commission"):

    (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Company's Annual Report on Form 10-K/A filed on February 14, 1996;

    (b) the Company's Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

    (c) the Company's Current Reports on Form 8-K dated February 5, 1996, February 29, 1996, March 4, 1996 and March 21, 1996;

    (d) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 12, 1979; and

    (e) the description of the Company's Junior Participating Preferred Stock Purchase Rights, as amended, contained in its Registration Statement on Form 8-A, filed with the Commission on July 12, 1990.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Marshall M. Criser, a member of the firm of Mahoney Adams & Criser, is a director of the Company.


ITEM 8.  EXHIBITS.

    The exhibits listed on the Exhibit Index on page II-7 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

ITEM 9.  UNDERTAKINGS.


    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 13th day of January, 1997.

                                       BARNETT BANKS, INC.



                                       By:          *
                                          --------------------------------
                                          Charles E. Rice, Chairman and
                                          Chief Executive Officer




                                       /s/ GREGORY M. DELANEY
                                       -----------------------------------
                                       Gregory M. Delaney
                                       Attorney-in-Fact

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                         Title                    Date
---------                         -----                    ----

            *                     Director                 January 13, 1997
-------------------------
Walter H. Alford


                                  Director                 January 13, 1997
-------------------------
Rita Bornstein


            *                     Director                 January 13, 1997
-------------------------
James L. Broadhead


            *                     Director                 January 13, 1997
-------------------------
Alvin R. Carpenter


                                  Director                 January 13, 1997
-------------------------
Marshall M. Criser


            *                     Director                 January 13, 1997
-------------------------
Jack B. Critchfield


                                  Director                 January 13, 1997
-------------------------
Remedios Diaz Oliver


            *                     President                January 13, 1997
-------------------------         Chief Operating
Allen L. Lastinger, Jr.           Officer and Director

/s/ GREGORY M. DELANEY            Controller               January 13, 1997
-------------------------         (Principal Accounting
Gregory M. Delaney                Officer)

            *                     Director                 January 13, 1997
-------------------------
Clarence V. McKee

Signature                         Title                    Date
---------                         -----                    ----


            *                     Director                 January 13, 1997
-------------------------
Thompson L. Rankin


            *                     Chief Financial          January 13, 1997
-------------------------         Officer (Principal
Charles W. Newman                 Financial Officer)


            *                     Chairman, Chief          January 13, 1997
-------------------------         Executive Officer
Charles E. Rice                   and Director
                                  (Principal Executive
                                  Officer)


            *                     Director                 January 13, 1997
-------------------------
Frederick H. Schultz


                                  Director                 January 13, 1997
-------------------------
Stewart Turley


            *                     Director                 January 13, 1997
-------------------------
John A. Williams


/s/ GREGORY M. DELANEY
-------------------------
Gregory M. Delaney
Attorney-in-Fact

                                    EXHIBIT INDEX



                                                                                    PAGINATION IN
                                                                                    SEQUENTIAL
EXHIBIT       EXHIBIT                                                               NUMBERING
NUMBER        DESIGNATION                                                           SYSTEM
------        -----------                                                           -------------

  (4)(a)      Amended and Restated Articles of Incorporation of the Corporation.    incorporated by
                                                                                    reference to
                                                                                    Exhibit 4(a) of the
                                                                                    Corporation's
                                                                                    Registration
                                                                                    Statement No. 33-
                                                                                    59246

  (4)(b)      Bylaws of the Corporation.                                            incorporated by
                                                                                    reference to
                                                                                    Exhibit 4(b) to the
                                                                                    Corporation's
                                                                                    Registration
                                                                                    Statement No. 33-
                                                                                    64305

  (4)(c)      Rights Agreement.                                                     incorporated by
                                                                                    reference to
                                                                                    Exhibit (4)(c) to
                                                                                    the Corporation's
                                                                                    Registration
                                                                                    Statement No. 33-
                                                                                    36307

  (5) Opinion of Mahoney Adams & Criser, P.A. as to the validity of the Common Stock.

  (23)(a)     Consent of Arthur Andersen LLP.

  (23)(b)     Consent of Mahoney Adams & Criser, P.A., counsel to the
              Corporation (included in Exhibit (5)).

  (24)(a)     Powers of Attorney.

  (24)(b)     Certified Resolutions of Board of Directors authorizing Powers of
              Attorney.
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
